Exhibit 10(q)
                                                                 ------------

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                       ELECTRONIC DATA SYSTEMS CORPORATION

                                       AND

                                RICHARD H. BROWN



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                               Table of Contents
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                                                                       Page
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1    Employment and Term.................................................1
         1.1   Employment................................................1
         1.2   Term......................................................1
         1.3   Effect on Existing Agreement..............................1

2    Duties..............................................................1

3    Cash Compensation...................................................2
         3.1   Base Salary...............................................2
         3.2   Salary Increases..........................................2
         3.3   Annual Bonuses............................................2

4    Equity Incentive Compensation.......................................2
         4.1   Initial Stock Option Grant................................2
         4.2   Initial Restricted Stock Unit Grant.......................3
         4.3   Subsequent Equity Grants..................................3
         4.4   Equity Treatment Upon a Change of Control.................3

5    Sign-On Incentives..................................................3
         5.1   Sign-On Bonus.............................................3
         5.2   Sign-On Restricted Stock Unit Grant.......................3

6    Benefits............................................................4
         6.1   Group/Executive Benefits..................................4
         6.2   Supplemental Pension......................................4

7    Termination of Employment Due to Death or Disability................5

8    Benefits Upon Death.................................................6

9    Benefits Upon Disability............................................6

10   Termination for Cause or Resignation Other than for Good Reason.....7

11   Termination Without Cause or Resignation for Good Reason............8
         11.1  Events Triggering Severance Benefits......................8
         11.2  Severance Benefits........................................8

12   COC Employment Period...............................................8

13   Terms of Employment During COC Employment Period....................9
         13.1  Position and Duties.......................................9
         13.2  Compensation.............................................10
               13.2.1  Base Salary......................................10
               13.2.2  Annual Bonus.....................................10
               13.2.3  Incentive, Savings and Retirement Plans..........11
               13.2.4  Welfare Benefit Plans............................11
         13.3  Expenses.................................................11
         13.4  Fringe Benefits and Prerequisites........................11
         13.5  Office and Support Staff.................................11
         13.6  Vacation.................................................12
         13.7  Stock Option Grants......................................12
         13.8  Restricted Stock Unit and Other Equity-Based Grants......12
         13.9  Performance Grants.......................................12

14   Termination of Employment During COC Employment Period.............13
         14.1  Death or Disability......................................13
         14.2  Termination for Cause....................................13
         14.3  Resignation for Good Reason or During a Window Period....13
         14.4  Obligations of the Company Upon Termination..............13
               14.4.1 Benefits  Upon  Resignation  for Good
                      Reason,  Termination  During a Window  Period
                      or Termination Without Cause......................13
               14.4.2 Benefits Upon Death...............................16
               14.4.3 Benefits Upon Disability..........................17
         14.5  Offset Due to Death or Disability Benefits...............18
         14.6  Termination for Cause; Resignation Other than for
               Good Reason and not During a Window Period...............18

15   Non-Exclusivity of Rights..........................................18

16   Full Settlement; Resolution of Disputes............................19

17   Certain Additional Payments by the Company.........................19

18   Confidential Information...........................................22

19   Successors.........................................................22

20   Choice of Law......................................................23

21   Captions...........................................................23

22   Amendment or Modification..........................................23

23   Notice of Termination..............................................23

24   Notices............................................................23

25   Enforceability.....................................................24

26   Withholding........................................................24

27   Non-Waiver.........................................................24

28   No Duty to Mitigate................................................24

29   Termination by Executive...........................................24

30   Fees and Expenses..................................................24

31   Definitions........................................................24



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                              EMPLOYMENT AGREEMENT

         This AGREEMENT (the "Agreement") is made by and between ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation (the "Company"), and RICHARD H. BROWN (the "Executive") as of January 1, 1999.

         WHEREAS, the Company desires to employ the Executive as its Chairman and Chief Executive Officer, and the Executive desires to serve in such employment, and in accordance with certain specified terms and conditions; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that, in the event of a Change of Control or Potential Change of Control (as defined herein), the Company will have the continued services of the Executive and the Executive will be provided with compensation and benefits arrangements which meet his expectations;

         NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1    Employment and Term.

         1.1. Employment. The Company shall employ the Executive as the Chairman and Chief Executive Officer of the Company, and the Executive shall so serve, for the term set forth in Section 1.2. Executive will also be elected a director of the Company.

         1.2. Term. The initial term of the Executive's employment under this Agreement shall commence as of January 1, 1999 and end on December 31, 2003, subject to the extension of such term as hereinafter provided and subject to earlier termination as provided herein. Beginning on January 1, 2001, the term of this Agreement shall be extended automatically for one additional day for each day which has then elapsed since December 31, 2000, unless, at any time after December 31, 2000, either the Board, on behalf of the Company, or the Executive gives written notice to the other, in accordance with Section 24, below, that such automatic extension of the term of this Agreement shall cease. Notwithstanding the foregoing, the Term of this Agreement shall cease to accrue additional automatic extensions on the first day following the date on which the Executive attains age 62. The initial term of this Agreement, plus any extension by operation of this Section 1.2, shall be hereinafter referred to as the "Term."

         1.3. Effect on Existing Agreement. This Agreement supersedes and replaces that certain letter agreement between the Company and the Executive dated December 9, 1998, under which the Executive's employment with the Company commenced on December 10, 1998, and the term sheet attached thereto dated December 9, 1998.



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2    Duties.  During the Term, the Executive shall serve as  Chairman  and Chief
Executive Officer of the Company and have all powers and duties consistent with such positions, subject to the reasonable direction of the Board. The Executive shall also continue to serve as a member of the Board. The Executive shall
devote   substantially  his  entire  time  during   reasonable   business  hours
(reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder. However, the Executive may serve on corporate, civic and/or charitable boards and committees.

3    Cash Compensation.

         3.1. Base Salary. For services performed by the Executive for the Company pursuant to this Agreement during the Term, the Corporation shall pay the Executive a base salary at the rate of one million five hundred thousand dollars ($1,500,000) per year (the "Base Salary"), payable in substantially equal installments in accordance with the Company's regular payroll practices. The Base Salary (with any increases as described below) shall not be subject to reduction. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Company or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the Base Salary to which the Executive shall be entitled under this Agreement.

         3.2. Salary Increases. During the Term, the base salary of the Executive shall be reviewed no less frequently than annually by the Board or an appropriate Committee thereof to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and if it is determined that an increase is merited, such increase shall be promptly put into effect and the Base Salary of the Executive as so increased shall constitute the Base Salary of the Executive for purposes of Section 3.1.

         3.3. Annual Bonuses. For each calendar year during the Term, the Executive shall be eligible to receive an annual performance bonus (the "Bonus") based upon the terms of the Company's Executive Bonus Plan, with a target bonus amount each year equal to 100% of the Executive's Base Salary and a maximum of 200% of Base Salary. The Executive shall receive a bonus for calendar year 1999 equal to or greater than the target bonus amount, subject to the provisions of Sections 7 through 11. Additional bonuses may be awarded at the discretion of the Board.

4    Equity Incentive Compensation.

     4.1.  Initial Stock Option Grant.

           4.1.1 Upon commencement of the Executive's employment by the Company on December 10, 1998 (the "Commencement Date"), Executive received a grant of 10-year stock options with respect to 1,000,000 shares of the Company's stock (the "Initial Stock Option Grant"), which grant is to be evidenced by the form of agreement attached hereto as Exhibit A. The Initial Stock Option Grant shall become exercisable in equal 200,000 share increments on each of the first five anniversaries of the Commencement Date. The exercise price for the option will be $41.50.

           4.1.2 In the event of termination of the Executive's employment without Cause or for Good Reason, or in the event of any termination of employ-ment after


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December  31,  2001,  the terms of exercise  for the Initial  Stock Option Grant shall be the terms of exercise applicable upon retirement under the 1996 Incentive Plan of the Company (the "Incentive Plan") as in effect on January 1, 1999, and the options will therefore be exercisable for a period ending on the earlier of (i) the five-year anniversary of any such termination of employment or (ii) the 10-year anniversary of the Commencement Date.

     4.2. Initial Restricted Stock Unit Grant. On the Commencement Date, the Executive received a grant of 225,000 restricted stock units (the "Initial
Restricted Stock Grant"), which grant is to be evidenced by the form of agreement attached hereto as Exhibit B, to vest as follows: (i) 112,500 restricted stock units shall vest on April 1, 1999 and (ii) 112,500 restricted stock units shall vest on April 1, 2000. Unless otherwise agreed by the Company and the Executive, the Company shall, within 10 days after the Executive's employment with the Company terminates for any reason, deliver to the Executive one share of Common Stock for each unit covered by the Initial Restricted Stock Grant which has become vested as of the date of the termination of the Executive's employment.

     4.3. Subsequent Equity Grants. During the Term the Executive shall par-ticipate, in an appropriate manner relative to other senior executives of the Company and consistent with competitive pay practices generally, in any equity-based incentive compensation plan or program of the Company, including (but not by way of limitation) any plan providing for the granting of (i) options to purchase stock of the Company, (ii) restricted stock or restricted stock units of the Company, or (iii) similar equity-based units or interests.

     4.4. Equity Treatment Upon a Change of Control. All equity based awards (including the sign-on incentive described in Section 5.2) shall fully vest upon a Change of Control.

5    Sign-On Incentives.

     5.1. Sign-On Bonus. The Company has paid to the Executive a cash payment of four million four hundred fifty thousand dollars ($4,450,000) (the "Sign-On Bonus"). The Sign-On Bonus is not contingent on the performance of services for the Company and does not represent compensation for services rendered.

     5.2. Sign-On Restricted Stock Unit Grant. On the Commencement Date, the Company granted Executive 50,000 restricted stock units (the "Sign-On Restricted Stock Grant") which grant is to be evidenced by the form of agreement attached hereto as Exhibit C, to vest in five equal 10,000-unit increments on each of the first five anniversaries of the Commencement Date. Unless otherwise agreed by the Company and the Executive, the Company shall, within 10 days after the Executive's employment with the Company terminates for any reason, deliver to the Executive one share of Common Stock for each unit covered by the Sign-On Restricted Stock Grant which has become vested as of the date of the termination of the Executive's employment. Upon a Change of Control, the Sign-On Restricted Stock Grant shall be fully vested.

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6    Benefits.

     6.1. Group/Executive Benefits. The Executive and his family shall be enti-tled to participate, on terms no less favorable to the Executive and his family than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization, long-term care, or disability insurance plan, health program (with COBRA equivalent premiums paid on a tax grossed-up basis during any waiting period), pension, profit sharing, ESOP, 401(k) and similar benefit plans (qualified, non-qualified, special and supplemental) or other fringe benefits of the Company, including but not limited to automobile allowance, club memberships and dues, and similar programs as in effect from time to time (collectively, the "Benefits").

     6.2.  Supplemental Pension.

          6.2.1 Upon termination of the Executive's employment with the the Company, subject to the vesting provision in Section 6.2.4 below, the Executive will be entitled to receive a supplemental pension benefit (the "Supplemental Pension") which will produce for the Executive retirement benefits (in the form of a joint and fully subsidized 50% surviving spouse annuity) in an annual amount equal to (i) multiplied by (ii), where:

                   (i) is equal to a fraction, the numerator of which is the Executive's attained age (not to exceed 65) at the date of termination of employment minus 35, and the denominator of which is 30; and

                  (ii) is equal to (A) 55% of the Executive's Final Average Earnings, minus (B) 19.5% of the Executive's Final Average Earnings not in excess of the Executive's Integration Level.

          6.2.2   The  amount of the Supplemental  Pension  described in Section
6.2.1 shall be reduced by the amount of all benefits provided to the Executive under all qualified or nonqualified defined benefit retirement plans of the Company (converted, if necessary, to an actuarially equivalent joint and 50% survivor annuity).

          6.2.3 The Executive's right to receive the Supplemental Pension will fully vest on December 10, 2003, provided the Executive does not earlier terminate employment with the Company. In addition, the Executive's right to receive the Supplemental Pension will fully vest upon the termination of the Executive's employment before December 10, 2003 by reason of death or Disability. In the event of termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason, or in the event of termination of employment for any reason after a Change of Control or after a Potential Change of Control, even if such termination occurs prior to December 10, 2003, the Supplemental Pension will fully vest and will be determined by (i) using the Executive's attained age as of the last day of the remaining Term or, if applicable, the Final Expiration Date as defined in


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Section  14.4.1.2  (in  each  case  as if the  Executive's  employment  had  not terminated), in lieu of his attained age at termination of employment, and (ii) taking into account for purposes of determining his Final Average Earnings, the benefits payable under Section 11.2.2 below or under Section 14.4.1.2 below, as the case may be, as though such benefits were earned ratably over the three-year (or other applicable) period under Section 11.2.2 or 14.4.1.2, as the case may be. In the event of the Executive's termination of employment prior to December 10, 2003, either by the Company for Cause or by the Executive without Good Reason, the Executive shall have no right to the Supplemental Pension.

          6.2.4 The Executive may elect to receive the Supplemental Pension at any time and in any actuarially equivalent form available under any qualified or nonqualified defined benefit retirement plan of the Company as of the Commencement Date or as may be available under any such plan thereafter. If payment of the Supplemental Pension commences prior to the date the Executive attains age 62, the Supplemental Pension will be subject to a reduction of 4% for each full year (with a prorated reduction for any partial year) the Executive's age is less than age 62 at the time benefits commence. The Supplemental Pension shall not be subject to reduction for early retirement if payment commences on or after the date the Executives attains age 62.

          6.2.5 If the Executive dies before his employment with the Company otherwise terminates and before the Supplemental Pension commences, even if his death occurs prior to December 10, 2003, his wife will receive, at the time and in the form she elects pursuant to Section 6.2.4, a benefit equivalent to a survivor annuity for her life equal to 50% of the amount which would have been payable to the Executive as the Supplemental Pension if he had terminated his employment without Good Reason immediately before his death and was fully vested in the Supplemental Pension as of such date, taking into account, for purposes of determining his Final Average Earnings, only Earnings through the date of death. If the Executive dies after his employment with the Company otherwise terminates but before the Supplemental Pension commences, his wife will receive, at the time and in the form she elects pursuant to Section 6.2.4, a benefit equivalent to a survivor annuity for her life equal to 50% of the amount which would have been payable to the Executive as the Supplemental Pension. If the Executive is not legally married on the date of his death, no Supplemental Pension shall thereafter be payable.

          6.2.6 The assumptions applicable under this Section 6.2 for purposes of determining actuarially equivalence shall be those applicable under the EDS 1998 Supplemental Executive Retirement Plan.

7    Termination of Employment  Due to  Death  or  Disability.  The  Executive's
employment shall terminate automatically upon the Executive's death during Term. If the Company determines


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in good faith that the Disability of the Executive has occurred during the Term, it may give to the Executive written notice in accordance with Section 24 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability
Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

8    Benefits Upon Death.

     8.1. If   the  Executive's   employment  is  terminated  by reason  of  the
Executive's death during the Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than:

          8.1.1 the payment of the Accrued Obligation (which shall be paid to the Executive's beneficiary as designated on a form supplied by the Company and filed by the Executive with the Company for such purpose or, if no such beneficiary is designated, living or in existence, to the Executive's estate) in a lump sum in cash within 30 days of the Date of Termination;

          8.1.2 the payment of an amount equal to the Base Salary that would have been paid to the Executive pursuant to this Agreement for the period beginning on the Date of Termination and ending on the first anniversary thereof if the Executive's employment had not terminated by reason of death (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination);

          8.1.3 Payment of the Supplemental Pension and Benefits, in accordance with their terms, accrued to the Date of Termination but previously unpaid;

          8.1.4 Continuation of Benefits for the Executive's dependents for three years after the Date of Termination (or, if less, the period from the Date of Termination through the date the Executive would have reached his 65th birthday). Thereafter, the Executive's dependents shall be treated as the dependents of a retired senior executive officer for purposes of Benefits provided by the Company to such retirees; and


          8.1.5 effective as of the Date of Termination, (x) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination, and (y) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Executive until the earlier of (I) the first anniversary of the Date of Termination or (II) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement.



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9    Benefits Upon Disability.

     9.1.  If  the  Executive's  employment  is   terminated  by  reason of  the
Executive's Disability during the Term, this Agreement shall terminate without further obligations to the Executive, other than:

           9.1.1 the payment of the Accrued Obligation (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination);

           9.1.2 the payment of an amount equal to the Base Salary that would have been paid to the Executive pursuant to this Agreement for the period beginning on the Date of Termination and ending on the first anniversary thereof if the Executive's employment had not terminated by reason of Disability (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination);

           9.1.3 Payment of the Supplemental Pension and Benefits, in accordance with their terms, accrued to the Date of Termination but previously unpaid;

           9.1.4 Continuation of Benefits for the Executive and his dependents for three years after the Date of Termination (or, if less, the period from the Date of Termination through the date of his 65th birthday). Thereafter, the Executive shall be treated as a retired senior executive officer for purposes of Benefits provided by the Company to such retirees; and

           9.1.5 effective as of the Date of Termination, (x) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination, and (y) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Executive until the earlier of (I) the first anniversary of the Date of Termination or (II) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement.

10 Termination for Cause or Resignation Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Term, this Agreement shall terminate without further obligations under this Agreement to the Executive other than for the Accrued Obligation, excluding: (1) the amount described in clause (ii) of the definition of Accrued Obligation and (2) amounts described in clause (iii) of the definition of Accrued Obligation to the extent such amounts were not vested as of the Date of Termination. If the Executive terminates employment during the Term without Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for the payment of the Accrued Obligation excluding: (1) the amount described in clause
(ii) of the definition of Accrued Obligation and (2) amounts described in



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clause (iii) of the definition of Accrued  Obligation to the extent such amounts were not vested as of the Date of Termination. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

11    Termination Without Cause or Resignation for Good Reason.

      11.1. Events Triggering Severance Benefits. Upon the termination of the Executive's employment during the Term (i) by the Company without Cause or (ii) by the Executive for Good Reason, the Executive will be entitled to receive the severance benefits described in Section 11.2 below.

      11.2. Severance Benefits. In the event of a termination of employment described in Section 11.1, the Executive shall be entitled to:

      11.2.1 Payment of the Accrued Obligation, in a lump sum in cash within 10 days after the Date of Termination; provided, however, that if the amount specified at (ii)(x) in the definition of Accrued Obligation is less than Executive's target bonus amount for the calendar year in which Executive's employment with the Company terminated, then such target bonus amount shall be substituted for the amount of (ii)(x) in that definition;

      11.2.2 Within 10 days of the Date of Termination, lump sum payment of payment of three times the sum of the Executive's (i) final Base Salary and (ii) most recent Bonus target or, if greater, most recent earned Bonus amount. In the event termination occurs after age 62, such lump-sum amount shall be prorated based on the ratio of the number of days from termination of employment until the Executive's 65th birthday and 1,095;

      11.2.3 Payment of the Supplemental Pension and Benefits, in accordance with their terms, accrued to the Date of Termination but previously unpaid;

      11.2.4 Continuation of Benefits for Executive and his dependents for three years after the Date of Termination (or, if less, the period until his 65th birthday). Thereafter, Executive shall be treated as a retired senior executive officer for purposes of Benefits provided by the Company to such retirees;

      11.2.5 Effective as of the Date of Termination, immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination. The exercise period for any stock options held by Executive on the Date of Termination shall extend through the earlier of (i) the five-year anniversary of the Date of Termination or (ii) the 10-year anniversary of the date such options were granted.



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

12 COC Employment Period. Upon a Change of Control or Potential Change of Control, (a) all of the foregoing provisions of this Agreement shall cease to have any effect, and (b) the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with, and subject to, the terms and provisions of Section 13, for the period (the "COC Employment Period") commencing on the date upon which there occurs a Change of Control or a Potential Change of Control (the "COC Date") and ending on:

     (i) if a Change of Control has occurred, the fifth anniversary of the COC Date, or

     (ii) if a Potential Change of Control has occurred but a Change of Control has not occurred, the earliest of (x) the date upon which the Board determines in good faith that a Change of Control is unlikely to occur, (y) any annual anniversary of the Potential Change of Control, if at least 30 days prior to such anniversary the Executive notifies the Company in writing that he elects to terminate his employment with the Company as of such anniversary and (z) the fifth anniversary of the COC Date.

     If the COC Employment Period commences by reason of a Potential Change in Control and the COC Employment Period is thereafter terminated pursuant to clause (ii)(x) of the preceding sentence, Sections 1 through 12 of this Agreement shall again take effect as though such sections had continuously remained effective; provided that a new COC Employment Period shall commence upon a subsequent Change of Control or Potential Change of Control and Sections 1 through 12 shall again cease to have any effect. The Company shall promptly notify the Executive in writing of the occurrence of a Change of Control or Potential Change of Control and of any determination made by the Board pursuant to clause (ii)(x) above that a Change of Control is unlikely to occur.

13   Terms of Employment During COC Employment Period.

     13.1.  Position and Duties.

            13.1.1 During the COC Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the COC Date, and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the COC Date.


            13.1.2 During the COC Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the COC Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the COC Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the COC Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     13.2.  Compensation.

            13.2.1 Base Salary. During the COC Employment Period, the Executive shall receive a Base Salary equal to the Base Salary in effect immediately prior to the COC Date, which shall be paid on a semimonthly basis. During the COC Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to executives of the Company and its affiliated companies. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base Salary shall not be reduced after any such increase and the term "Base Salary" as utilized in this Agreement shall refer to Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include, when used with reference to the Company, any company controlled by, controlling or under common control with the Company.

           13.2.2 Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year or portion thereof during the COC Employment Period, a Bonus in cash equal to the greater of (A) the highest Bonus paid or awarded to or for the benefit of the Executive in respect of any of the preceding three fiscal years, excluding the Sign-On Bonus, or (B) an amount comparable to the Bonus awarded to other Company executives taking into account Executive's position and responsibilities with the Company, prorated in the case of either (A) or (B) for any period consisting of less than 12 full months. If the COC Employment Period commences prior to the payment to the Executive of any Bonus for 1999 pursuant to Section 3.3, the target Bonus amount described in
Section 3.3 shall be deemed to have been paid to the Executive in the fiscal year preceding the fiscal year during which the COC Employment Period commenced. The Bonus awarded for a particular fiscal year shall (unless the Executive elects to defer receipt thereof) be paid no later than in accordance with the following schedule: (x) 50% of such Bonus shall be paid no later than the last day of the third month after such year; (y) 25% of such Bonus shall be paid no later than the last day of the 15th month after such year; and (z) 25% of such Bonus shall be paid no later than the last day of the 27th month after such year.

          13.2.3 Incentive, Savings and Retirement Plans. During the COC Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), and all plans that are supplemental to any such tax-qualified plans, in each case to the extent that such plans are applicable generally to other executives of the Company and its affiliated companies but in no event shall such plans provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities that are, in each case, less favorable, in the aggregate, than the most favorable plans of the Company and its affiliated companies. As used in this Section 13, the term "most favorable" shall, when used with reference to any plans, practices, policies or programs of the Company and its affiliated companies, be deemed to refer to the most favorable plans, practices, policies or programs of the Company and its affiliated companies as in effect at any time during the three fiscal years preceding the COC Date or, if more favorable to the Executive, provided generally at any time after the COC Date to other executives of the Company and its affiliated companies.

          13.2.4 Welfare Benefit Plans. During the COC Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable such plans, practices, policies and programs of the Company and its affiliated companies.

     13.3. Expenses. During the COC Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies.

     13.4. Fringe Benefits and Prerequisites. During the COC Employment Period, the Executive shall be entitled to fringe benefits and perquisites (including, but not limited to, use of Company airplanes) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies applicable to similarly situated executives.

     13.5. Office and Support Staff. During the COC Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the three fiscal years preceding the COC Date.

     13.6. Vacation. During the COC Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies.

     13.7. Stock Option Grants. During the COC Employment Period, the Executive shall be granted (x) stock options no less frequently than such grants were made to Executive in the past and on the same terms and conditions as the most recent prior stock option grant to Executive, including options on not less than the number of shares that were the subject of the most recent prior grant of stock options to Executive or (y) if more favorable to Executive, stock options with similar terms and conditions and on a number of shares as grants currently being granted to similarly situated executives of the Company. Notwithstanding the foregoing, for purposes of this Section 13.7, the Initial Stock Option Grant described in Section 4.1 shall be treated as an annual option grant with respect to 250,000 shares of stock, with vesting as to 50,000 shares on each of the first five anniversaries of grant, and the option on the remaining 750,000 shares shall be disregarded.

     13.8. Restricted Stock Unit and Other Equity-Based Grants. During the COC Employment Period, the Executive shall be granted (x) restricted stock and/or restricted stock units and/or other equity-based awards no less frequently than such grants were made to Executive in the past and on the same terms and conditions as the most recent prior grant of such an award to Executive, including grants for a number of shares or units not less than were the subject of the most recent prior grant of such an award to Executive, or (y) if more favorable to Executive, equity-based grants with similar terms and conditions, including the number of shares or units, as grants currently being granted to similarly situated executives of the Company. Notwithstanding the foregoing, for purposes of this Section 13.8, the Initial Restricted Stock Unit Grant described in Section 4.2 shall be treated as an annual grant of 25,000 restricted stock units, with vesting as to 12,500 units on each of April 1, 1999 and April 1, 2000, and the grant of the remaining 200,000 restricted stock units shall be disregarded. In addition, the Sign-On Restricted Stock Unit Grant described in
Section 5.2 shall be disregarded in its entirety for purposes of this Section 13.8.

     13.9. Performance Grants. During the COC Employment Period, the Executive shall be granted (x) performance awards no less frequently than such awards were granted to Executive in the past and on the same terms and conditions as the most recent prior performance award to Executive, including awards that provide benefits no less favorable than and are subject to performance criteria no more stringent than the most recent prior performance award to Executive, or (y) if more favorable to Executive, performance awards with similar terms and conditions, including benefits provided and performance criteria, as awards currently being granted to similarly situated executives of the Company.

14   Termination of Employment During COC Employment Period.

     14.1. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the COC Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 24 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

     14.2. Termination for Cause. The Company may terminate the Executive's employment during the COC Employment Period for Cause.

     14.3. Resignation for Good Reason or During a Window Period. The Execu-tive's employment may be terminated during the COC Employment Period by the Executive for Good Reason or during a Window Period by the Executive without any reason.

     14.4.  Obligations of the Company Upon Termination.

            14.4.1 Benefits Upon Resignation for Good Reason, Termination Dur-ing a Window Period or Termination Without Cause. If, during the COC Employment Period, (i) the Company shall terminate the Executive's employment other than for Cause or Disability, (ii) the Executive shall terminate employment for Good Reason or (iii) the Executive's employment shall be terminated for any reason during a Window Period, the Company shall pay or provide to or in respect of the Executive all of the following amounts and benefits:

                    14.4.1.1 The Accrued Obligation, in a lump sum in cash within 10 days after the Date of Termination.

                    14.4.1.2 In a lump sum in cash, undiscounted, within 10 days after the Date of Termination, an amount equal to the sum of:

                              (i) the Base Salary that would  have  been paid to
the Executive pursuant to this Agreement for the period (the "Remaining Employment Period") beginning on the Date of Termination and ending on the latest possible date of termination of the COC Employment Period in accordance with the provisions of Section 12 hereof (the "Final Expiration Date") if the Executive's employment had not been terminated, and

                              (ii) the  Bonus  that  would  have  been  paid  or
awarded to or for the benefit of the Executive during the Remaining Employment Period if the Executive's employment had not been terminated and if the amount of the Bonus for each fiscal year or portion thereof during such period were equal to the highest Bonus paid or awarded to or for the benefit of the Executive in respect of any of the preceding three fiscal years, excluding the Sign-On Bonus, prorated in the case of any period of less than a full fiscal year.

                              For this  purpose, if  the COC  Employment  Period
commences prior to the payment to the Executive of any Bonus for 1999 pursuant to Section 3.3, the target Bonus amount described in Section 3.3 shall be deemed to have been paid to the Executive in the fiscal year preceding the fiscal year during which the COC Employment Period commenced.

                    14.4.1.3 In a lump sum in cash, undiscounted, within 30 days after the Date of Termination, an amount equal to the economic equivalent of the benefits the Executive (and his dependents or beneficiaries) would have received or become entitled to under Section 13.2.3 of this Agreement for the Remaining Employment Period if Executive's employment had not been terminated.

                    14.4.1.4 Except in the case of a termination during a Win-dow Period by the Executive without Good Reason, effective as of the Date of Termination, (1) if the Executive has not received a grant of stock options during the 30-month period immediately preceding the Date of Termination, a stock option grant covering the same number of shares and on the same terms and conditions as the most recent prior stock option grant to the Executive, if any, made during the five-year period immediately preceding the Date of Termination,
(2) if the Executive has not received a grant of restricted stock and/or restricted stock units and or other similar equity-based awards during the 30-month period immediately preceding the Date of Termination, a grant covering the same number of shares and on the same terms and conditions as the most recent prior grant of such an award to the Executive, if any, made during the five-year period immediately preceding the Date of Termination and (3) if the Executive has not received a grant of a performance award during the 30-month period immediately preceding the Date of Termination, a grant that provides benefits no less favorable than and is subject to the satisfaction of performance criteria no more stringent than the most recent prior grant of such an award to the Executive, if any, made during the five-year period immediately preceding the Date of Termination; provided that any awards required by (1), (2) or (3) shall be prorated based on the length of the Remaining Employment Period as compared to the customary terms of such awards for purposes of a recipient becoming entitled to full vesting in such award. Notwithstanding the foregoing, for purposes of clause (1) of this
Section 14.4.1.4, the Initial Stock Option Grant described in Section 4.1 shall be treated as an annual option grant with respect to 250,000 shares of stock, with vesting as to 50,000 shares on each of the first five anniversaries of grant, and the option on the remaining 750,000 shares shall be disregarded. In addition, for purposes of clause (2) of this Section 14.4.1.4, (a) the Initial Restricted Stock Unit Grant described in Section 4.2 shall be treated as an annual grant of 25,000 restricted stock units, with vesting as to 12,500 units on each of April 1, 1999 and April 1, 2000, and the grant of the remaining 200,000 restricted stock units shall be disregarded, and (b) the Sign-On Restricted Stock Unit Grant described in Section 5.2 shall be disregarded in its entirety.

                    14.4.1.5 Effective as of the Date of Termination, (x) imme-diate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to any and all Compensatory Awards, (y) the extension of the term during which each and every Compensatory Award may be exercised by the Executive until the earlier of (1) the first anniversary of the Date of Termination or (2) the date upon which the right to exercise any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the Final Expiration Date; provided, however, that the extended term for exercisability of the initial Stock Option Grant shall be governed by Section 4.1, and (z) at the sole election of Executive, in exchange for any or all Compensatory Awards that are either denominated in or payable in Common Stock, an amount in cash equal to the excess of (i) the Highest Price Per Share over (ii) the exercise or purchase price, if any, of such Compensatory Awards.

                    14.4.1.6 For the Remaining Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 13.2.4 of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the Final Expiration Date and to have retired on such date.

                    14.4.1.7 For the Remaining Employment Period, to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies as in effect and applicable generally to other executives and their families on the COC Date or, if more favorable to the Executive, as in effect generally thereafter with respect to other executives of the Company and its affiliated companies and their families (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            14.4.2 Benefits Upon Death. If the Executive's employment is ter-minated by reason of the Executive's death during the COC Employment Period (and other than during a Window Period, in which event the provisions of Section
14.4.1 shall govern), this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than:

                    14.4.2.1 the payment of the Accrued Obligation (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination);

                    14.4.2.2 the payment of an amount equal to the Base Salary that would have been paid to the Executive pursuant to this Agreement for the period beginning on the Date of Termination and ending on the first anniversary thereof if the Executive's employment had not terminated by reason of death (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination);

                    14.4.2.3 the timely payment or provision of the Welfare Benefit Continuation and Other Benefits; and

                    14.4.2.4 effective as of the Date of Termination, (x) imme-diate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination, (y) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Executive until the earlier of (I) the first anniversary of the Date of Termination or (II) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the Final Expiration Date and (z) at the sole election of Executive, in exchange for any Compensatory Award that is either denominated in or payable in Common Stock, an amount in cash equal to the excess of (I) the Highest Price Per Share over (II) the exercise or purchase price, if any, of such Compensatory Award.

            14.4.3 Benefits Upon Disability. If the Executive's employ-ment is terminated by reason of the Executive's Disability during the COC Employment Period (and other than during a Window Period, in which event the provisions of Section 14.4.1 shall govern), this Agreement shall terminate without further obligations to the Executive, other than:

                    14.4.3.1 the payment of the Accrued Obligation (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination);

                    14.4.3.2 the payment of an amount equal to the Base Salary that would have been paid to the Executive pursuant to this Agreement for the period beginning on the Date of Termination and ending on the first anniversary thereof if the Executive's employment had not terminated by reason of Disability (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination);

                    14.4.3.3 the timely payment or provision of the Welfare Benefit Continuation and Other Benefits; and

                    14.4.3.4 effective as of the Date of Termination, (x) imme-diate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination, (y) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Executive until the earlier of (I) the First anniversary of the Date of Termination or (II) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the Final Expiration Date and (z) at the sole election of Executive, in exchange for any Compensatory Award that is either denominated in or payable in Common Stock, an amount in cash equal to the excess of (I) the Highest Price Per Share over (II) the exercise or purchase price, if any, of such Compensatory Award.

     14.5. Offset Due to Death or Disability Benefits. If termination of employment is by reason of death or Disability during a Window Period, the payments and benefits provided pursuant to Section 14.4.1.2, Section 14.4.1.3 and section 14.4.1.4 shall not be in lieu of but shall be offset by the value of any death or disability benefits or payments, as appropriate, to Executive pursuant to any individual agreement between the Company and Executive.

     14.6. Termination for Cause; Resignation Other than for Good Reason and not During a Window Period. If the Executive's employment shall be terminated for Cause during the COC Employment Period (and other than during a Window Period, in which event the provisions of Section 14.4.1 shall govern), this Agreement shall terminate without further obligations under this Agreement to the Executive other than for the Accrued Obligation. If the Executive terminates employment without Good Reason during the COC Employment Period, excluding a termination during a Window Period, this Agreement shall terminate without further obligations to the Executive, other than for the payment of the Accrued Obligation. In such case, the Accrued Obligation shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.


15 Non-Exclusivity of Rights. Except as provided in Section 14 of this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as such plan, policy, practice or program is superseded by this Agreement.

16   Full Settlement; Resolution of Disputes.

     16.1. The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, mitigation or other claim, right or action which the Company may have against the Executive or others. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any such payment pursuant to this Agreement), plus in each case interest on any delayed payment at the Applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code.

     16.2.  If  there  shall  be  any  dispute  between  the  Company   and  the
Executive concerning (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed or whether such termination occurred during a Window Period, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith or that the termination by the Executive did not occur during a Window Period, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section
11.2 or 14.4, as appropriate, as though such termination were by the Company without Cause or by the Executive with Good Reason or during a Window Period; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

17   Certain Additional Payments by the Company.

     17.1. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
17) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     17.2. Subject to the provisions of Section 17.3, all determinations required to be made under this Section 17, including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the "Accounting Opinion") that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. In the event that KPMG LLP has served, at any time during the two years immediately preceding a Change in Control Date, as accountant or auditor for the individual, entity or group that is involved in effecting or has any material interest in the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Section 17 (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 17, shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 17, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Section 17, any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Section 17.3 that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.


     17.3. The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section 17 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            17.3.1 give the Company any information reasonably requested by the Company relating to such claim;

            17.3.2 take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

            17.3.3 cooperate with the Company in good faith in order effec-tively to contest such claim; and

            17.3.4 if the Company elects not to assume and control the defense of such claim permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
          Section 17.3, the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance, and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     17.4. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 17.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 17.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 17.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

18 Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 18 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. Also, within 14 days of the termination of Executive's employment for any reason, Executive shall return to the Company all documents and other tangible items of or containing Company information which are in Executive's possession, custody or control.

19   Successors.

     19.1. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, executors and other legal representatives.

     19.2. This Agreement shall inure to the benefit of and be binding upon the Company and may only be assigned to a successor described in Section 19.3.

     19.3. The Company will require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

20 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.

21   Captions.  The captions of this  Agreement  are not part of the  provisions hereof and shall have no force or effect.

22   Amendment or Modification.  This  Agreement  may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and heirs, executors and other legal representatives.

23 Notice of Termination. Any termination by the Company, or by the Executive, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 24 of this Agreement. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

24 Notices. All notices and other communications hereunder shall be in writing and shall be given, if by the Executive to the Company, by telecopy or facsimile transmission at the telecommunications number set forth below and, if by either the Company or the Executive, either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Mr. Richard Brown
                  Electronic Data Systems Corporation
                  5400 Legacy Drive, H3-lE-52
                  Plano, Texas 75024

                  With a copy to:

                  Vedder, Price, Kaufman and Kammholz
                  222 North LaSalle Street, Suite 2600
                  Chicago, Illinois 60601
                  Attn:  Robert J. Stucker, Esq.

                  If to the Company:

                  Electronic Data Systems Corporation
                  5400 Legacy Drive, H3-lE-52
                  Plano, Texas 75024
                  Telecommunications Number:  (972) 605-3454
                  Attention:    Director, Corporate Compensation

                  With a copy to:

                  Electronic Data Systems Corporation
                  5400 Legacy Drive
                  Plano, Texas 75024
                  Telecommunications Number:  (972) 605-5610
                  Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

25   Enforceability. The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

26   Withholding.  The Company may withhold from any amounts  payable under this
Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

27 Non-Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason or during a Window Period shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

28 No Duty to Mitigate. After a termination of employment, the Executive will not be obligated to mitigate damages by seeking other comparable employment, and any severance benefits payable to the Executive, under Section 14.4 or otherwise, will not be subject to reduction for any compensation received from other employment.

29 Termination by Executive. The Executive may, by at least 30 days prior written notice given in accordance with Section 24, voluntarily terminate this Agreement and his employment with the Company without liability at any time either with or without Good Reason.

30   Fees and Expenses. The Company shall pay  all reasonable  professional fees and related expenses incurred by Executive in connection with the negotiation and preparation of this Agreement.

31   Definitions. As used in this Agreement:

          "Accrued Obligation" means an amount equal to the sum of:

               (i) the Executive's Base Salary through the Date of Termination,

               (ii) the product of (x) the highest Bonus (excluding the Sign-On Bonus) paid or awarded to or for the benefit of Executive during the three fiscal years preceding the Date of Termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termina-tion and the denominator of which is 365,

               (iii) any deferred compensation previously awarded to or earned by the Executive (together with any accrued interest or earnings thereon), and

               (iv) any compensation for unused vacation time for which the Executive is eligible in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies, in each case to the extent not theretofore paid. For purposes of clause (ii), if the Date of Termination occurs prior to the payment to the Executive of any Bonus for 1999 pursuant to Section 3.3, the target Bonus amount described in
Section 3.3 shall be deemed to have been paid to the Executive in the fiscal year preceding the fiscal year in which the Date of Termination occurred.

          "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

          "Associate" means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Beneficial Owner" means, with reference to any securities, any Person if:

               (i) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

               (ii) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately of only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Exempt Rights; or

               (iii) such Person or any of such Person's Affiliates or Associates (A) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (i) of this definition) or disposing of such securities or (B) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

          provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

          The terms  "beneficially  own" and  "beneficially  owning"  shall have
          meanings  that  are   correlative  to  this  definition  of  the  term
          "Beneficial Owner."


          "Cause" means:

               (i) dishonesty by the Executive which results in substantial personal enrichment at the expense of the Company; or

               (ii)   demonstratively   willful   repeated   violations  of  the
          Executive's obligations under this Agreement which are intended to result and do result in material injury to the Company.

          "Change of Control" means any of the following occurring on or after the Commencement Date:

               (i) Any Person (other than an Exempt Person) shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding, provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (i) if such Person shall become a Beneficial Owner of 15% or more of the shares of Common Stock or 15% or more of the combined voting power of the Voting Stock of the Company solely as a result of
          (x) an Exempt Transaction or (y) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (x), (y) and (z) of subsection (iii) of this definition are satisfied;

               (ii) Individuals who, as of the Agreement Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Agreement Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act;


               (iii)  Approval  by  the   shareholders   of  the  Company  of  a
          reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (y) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 15% or more of the Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (z) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

               (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (y)(A), (B) and (C) of this subsection (iv) are satisfied, or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Compensatory Awards" means each and every stock option, restricted stock award, restricted stock unit award and other equity-based award and performance award that is outstanding as of a time immediately prior to the Date of Termination or is awarded effective as of the Date of Termination.

          "Covered Compensation" means the average of the Social Security Taxable Wage Bases for the 35 calendar years ending with the calendar year in which the Executive attains Social Security Retirement Age. In determining the Executive's Covered Compensation for any calendar year, it is assumed that the Social Security Taxable Wage Base in effect at the beginning of the calendar year will remain the same for all future years.

               (i) The Executive's Covered Compensation for a calendar year beginning before the 35-year period described in this definition is the Social Security Taxable Wage Base in effect as of the beginning of the calendar year. The Executive's Covered Compensation for a calendar year ending after the 35-year period described in this definition is the Covered Compensation for the calendar year in which the Executive attains Social Security Retirement Age.


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
               (ii) The Executive's Covered Compensation shall be automatically adjusted each calendar year in accordance with tables published by the Internal Revenue Service pursuant to Treas. Reg. Sec.1.401(l)-1(c)(7).

          "Covered Person" means any Person other than an Exempt Person who (i) is the Beneficial Owner of 10% or more of the outstanding shares of Common Stock or 10% or more of the combined voting power of the outstanding Voting Stock of the Company at any time during the COC Employment Period or the two-year period immediately prior to the COC Date, (ii) is a Person who has any material involvement in proposing or effectuating the Change of Control or Potential Change of Control, or (iii) is an assignee of or has otherwise succeeded to any shares of Common Stock or Voting Stock of the Company which were at any time during the COC Employment Period or the two-year period immediately preceding the COC Date, "beneficially owned" by any
     Person identified in clause (i) or (ii) of this definition, if such assignment or succession shall have occurred in the course of a privately negotiated transaction rather than an open market transaction. For purposes of determining whether a Person is a Covered Person, the number of shares of Common Stock or Voting Stock of the Company deemed to be outstanding shall include shares of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercises of conversion rights, warrants or options. In determining the Highest Price Per Share, the price paid or agreed to be paid by a Covered Person will be appropriately adjusted to take into account (W) distributions paid or payable in stock, (X) subdivisions of outstanding stock, (Y) combinations of shares of stock into a smaller number of shares and (Z) similar events.

          "Date of Termination" means:

               (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive during a Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

               (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and

               (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          "Disability Effective Date" is defined in Sections 7 and 14.1.

          "Earnings" means "Earnings" as defined in the EDS Retirement Plan (or any successor plan) at the time of determination, without regard to any limitations thereto imposed by the Internal Revenue Code of 1986, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exempt Person" means any of the following:

               (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; or

               (ii) the General Motors Hourly-Rate Employees Pension Plan for its Hourly Employees, or any trustee of or fiduciary with respect to such plan (when acting in such capacity) (the "Hourly Plan"), unless and until, at any time when the Hourly Plan, together with all Affiliates thereof, is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding, (A) the Hourly Plan shall purchase or otherwise become the Beneficial Owner of any additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or shares of Voting Stock of the Company representing 1% or more of the combined voting power of the then outstanding shares of Voting Stock or (B) any other Person or Persons who is or are the Beneficial Owner of any shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or shares of Voting Stock of the Company representing 1% or more of the combined voting power of the then outstanding shares of Voting Stock of the Company shall become an Affiliate of such Person.

          "Exempt Rights" means any rights to purchase Shares of Common Stock or other Voting Securities of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Securities (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Securities) except upon the occurrence of a contingency whether such rights exist as of the Agreement Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise; provided, however, that from and after the date (the "Separation Date") as of which such rights become separable from the underlying shares of Common Stock or other Voting Securities, such rights shall only constitute "Exempt Rights" pursuant to this definition to the extent that they are beneficially owned by a Person that acquired such rights prior to the Separation Date.

          "Exempt Transaction" means an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as (A) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock or (B) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

          "Final Average Earnings" means the average of the Executive's Earnings during the highest consecutive five calendar years out of the 10 calendar years immediately preceding the termination of the Executive's employment with the Company; or if the Executive's period of employment with the Company is less than five years, then Final Average Earnings means the average of the Executive's Earnings over his entire period of employment; provided, however, that in no event shall the Executive's Final Average Earnings be less than three million dollars ($3,000,000) for purposes of
     Section 6.2. For purposes of the calculation required of this definition, the average for any period that includes a partial year shall be calculated by adding the Executive's Earnings for such partial year to the Earnings for the other calendar years included in the calculation (not to exceed four calendar years), dividing the total by the number of months of employment, and then multiplying by twelve.

          "Final Average FICA Compensation" means the average of the Executive's annual earnings up to the Social Security Taxable Wage Base from the Company for the three consecutive complete calendar year period coincident with or immediately preceding the year the Executive's employment with the Company terminates.

          If the Executive's entire period of employment with the Company is less than three consecutive calendar years, the Executive's Final Average FICA Compensation shall be determined by dividing the total earnings, as reported for purposes of FICA, received by the Executive from the Company by the Executive's entire period of employment (including fractional years), provided, however, that the year in which the Executive's employment with the Company terminates shall be included in the calculation only if such year is the only year during which the Executive is employed.

          In determining Executive's Final Average FICA Compensation within this definition, annual earnings in any year in excess of the Social Security Taxable Wage Base in effect at the beginning of such year shall not be taken into account.

          "Good Reason" means:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated in Section 2, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than Plano, Texas;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

               (v) any failure after January 1, 1999 to reelect the Executive as a member of the Board;

               (vi) any failure to provide compensation or benefits required by this Agreement; or

               (vii) delivery by the Company of a notice discontinuing the automatic extension feature of the term of this Agreement, as set forth in Section 1.2; or

               (viii) any failure by the Company to comply with and satisfy the requirements of Section 19 of this Agreement, provided that (A) the successor described in Section 19 has received, at least 10 days prior to the Date of Termination, written notice from the Company or the Executive of the requirements of such provision and (B) such failure to be in compliance and satisfy the requirements of Section 19 shall continue as of the Date of Termination.


          "Highest Price Per Share" means the highest price per share that can be determined to have been paid or agreed to be paid for any share of Common Stock by a Covered Person at any time during the COC Employment Period or the six-month period immediately preceding the COC Date.

          "Integration Level" means the lesser of the Executive's Final Average FICA Compensation or Covered Compensation determined as of the date of termination of the Executive's employment with the Company, but in no case greater than the Social Security Taxable Wage Base in effect on the first day of the calendar year within which the Executive's employment with the Company terminates.

          "Person"  means  any  individual,   firm,  corporation,   partnership,
     association, trust, unincorporated organization or other entity.

          "Potential Change of Control" means any of the following:

               (i) a tender offer or exchange offer is commenced by any Person which, if consummated, would constitute a Change of Control;

               (ii) an agreement is entered into by the Company providing for a transaction which, if consummated would constitute a Change of Control;

               (iii) any election contest is commenced that is subject to the provisions of Rule 14a-11 under the Exchange Act; or

               (iv) any proposal is made, or any other event or transaction occurs or is continuing, which the Board determines could result in a Change of Control.

          "Remaining Employment Period" is defined in Section 14.4.1.2.

          "Social Security Retirement Age" means age 65 if Executive was born before 1938, age 66 if Executive was born after 1937 and prior to 1955 and age 67 if Executive was born after 1954.

          "Social Security Taxable Wage Base" means the contribution and benefit base in effect under Section 230 of the Social Security Act as of the first day in each calendar year.

          "Voting Stock" means, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

          "Window Period" means the 180-day period commencing 60 days after any Change of Control.


32   This Agreement shall become effective as of January 1, 1999 (the "Agreement
Effective Date").

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                   ELECTRONIC DATA SYSTEMS CORPORATION



                                   By:  /s/ John R. Castle, Jr.
                                        --------------------------------------
                                        John R. Castle, Jr., Executive
                                               Vice-President


                                        /s/ Richard H. Brown
                                        --------------------------------------
                                                 Richard H. Brown